SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C. 20549


                            FORM 8-K

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  January 10, 2001



             INTERNATIONAL LEASE FINANCE CORPORATION
     (Exact name of registrant as specified in its charter)




     California            0-11350                      22-3059110

(State or other           (Commission                 (IRS Employer

jurisdiction   of         File Number)          Identification No.)

incorporation)


 1999 Avenue of the Stars, 39th Floor, Los Angeles, California  90067
  (Address of principal executive offices)                (Zip Code)
 Registrant's telephone number including area code:  (310) 788-1999


     (Former name or former address, if changed since last report.)
      Not applicable.

Item 5.   Other Events and Regulation FD Disclosure


       On January 10, 2001, Trans World Airlines, Inc. ("TWA") announced that it and certain of its subsidiaries had voluntarily filed petitions in the U.S. District Court in Wilmington, Delaware for relief under Chapter 11 of the U.S. Bankruptcy Code. TWA also announced that it had reached agreement with American Airlines, Inc. ("American"), in which American would acquire substantially all the assets of TWA.

       The Registrant currently has 16 aircraft on lease to TWA, including 12 Boeing 757s and four Boeing 767s. The Registrant is not yet aware as to whether TWA intends to affirm or reject some or all of these leases in its bankruptcy proceeding or how the agreement between American and TWA may impact these leases.

          Pursuant to the requirements of the Securities Exchange
Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                    INTERNATIONAL LEASE FINANCE CORPORATION



                    /s/ Alan H. Lund
                    By:  Alan H. Lund
                         Executive Vice President,
                         Co-Chief Operating Officer and
                         Chief Financial Officer



DATED:  January 11, 2001